Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-55707, No. 333-255708, No. 333-260046, and No. 333-263909) on Form S-3 and the registration statement (No. 333-262767, and No. 333-222743) on Form S-8 of our reports dated April 3, 2023, with respect to the consolidated financial statements of Exela Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Detroit, Michigan
April 3, 2023